NEWS 1 www.facebook.com/ford www.medium.com/@ford www.twitter.com/ford www.instagram.com/ford Ford Achieves Strong Q3 Results, Raises Full-Year 2021 Guidance; Says Financial Flexibility Enables Ample Investment in Ford+ Plan  Generates quarterly revenue of $35.7 billion, net income of $1.8 billion, adjusted EBIT of $3.0 billion; North America auto EBIT margin of 10.1%  Increases guidance for full-year 2021 adjusted EBIT to between $10.5 billion and $11.5 billion  Expects cash flow over current planning period to be more than sufficient to fund growth priorities; announces resumption of regular stock dividend in fourth quarter DEARBORN, Mich., Oct. 27, 2021 – High demand for must-have new products, including battery-electric vehicles; earnings power in North America and improvement in other regions; and further investments in connected BEV leadership highlighted the first anniversary of the Ford+ plan for growth and value creation. Meanwhile, Ford’s revenue, net income, adjusted earnings before interest and taxes, cash flow from operations, and adjusted free cash flow were all sharply higher from the second to the third quarter of 2021, driven by significant increases in semiconductor availability and wholesale vehicle shipments from Q2. “This is the most exciting Ford lineup I’ve seen, but what matters is that customers love our new products and services – and we’re just getting started,” said President and CEO Jim Farley. “The trajectory of our business gives us huge confidence in Ford+, and we’re obsessively turning the plan’s promise into reality.” Company Key Metrics Summary

2 Third-quarter revenue of $35.7 billion was down moderately from the same quarter a year ago. Semiconductor availability remains a challenge, but markedly improved from the second quarter, propelling sequential increases in wholesale shipments and revenue of 32% and 33%, respectively. Ford’s adjusted EBIT was $3.0 billion, with an adjusted EBIT margin of 8.4%. Third-quarter cash flow from operations was $7.0 billion and adjusted free cash flow was $7.7 billion, both up considerably from the second quarter largely because of the higher wholesales and profitability. The company ended Q3 with $31.5 billion of cash and $47.4 billion in total liquidity. Regional Highlights Improvement in semiconductor supplies in North America in the third quarter helped lift regional product shipments 67% from Q2. That increased volume pushed the business unit’s EBIT margin to 10.1%. Through the first three quarters of 2021, North America’s EBIT margin was 9.0%, approaching the full-year 2023 regional target of 10%. Ford remains what Farley calls “spring loaded” for growth in North America as semiconductor volumes increase, with a 50% sequential increase in orders – to more than 100,000 – for vehicles already on the market, excluding those for the all-new Bronco. Profitability improved in Europe, where Ford remains the No. 1 commercial vehicle brand, as the company works to deliver a 6% EBIT margin by 2023.

3 In China, which is progressing with its own turnaround, retail sales of luxury Lincoln-brand vehicles were up 24% year-over-year. During the quarter, the company opened the first of a series of direct-to-customer Ford Select city stores to focus on growing demand for BEVs in China. Last week, Ford began local production of its all-electric Mustang Mach-E in Chongqing. South America posted its eighth straight quarter of year-over-year better EBIT, as the business approaches a break-even run rate. The International Markets Group had another solid quarter on the back of the highly popular midsized Ranger pickup, while initiating a major restructuring of Ford’s business in India. In Mobility, Ford, Argo AI and Walmart last month said they are collaborating on a “last mile” autonomous-vehicle delivery service for customers in Miami; Austin, Texas; and Washington, D.C. – cities where Ford and Argo AI already have operations. The program will use Ford self- driving test vehicles equipped with Argo AI’s self-driving system. Farley said that Ford “fully supports” Argo AI’s aspiration to access public capital. Ford Credit achieved another exceptional quarter with $1.1 billion in earnings before taxes, as vehicle auction values continue to be at near-record levels. Investing in Ford+, Resuming Quarterly Dividend Farley said the Ford+ plan combines foundational strengths and evolving new capabilities to create superior experiences for customers – and profitable growth for Ford – in electric vehicles, commercial vehicles and services, connected services and autonomy/mobility. According to CFO John Lawler, the company expects to invest $40 billion to $45 billion in strategic capital expenditures between 2020 and 2025 – including one-half of the more than $30 billion it plans to devote exclusively to BEVs during that same period. Ford’s recently announced battery-electric vehicle initiatives include:  A new F-Series truck plant in Tennessee and three BlueOval SK joint-venture battery plants in Kentucky and Tennessee – the latter raising Ford’s annual battery capacity in the United States to more than one million units  Doubling to 80,000 planned yearly production volume of Ford’s impending all-electric F-150 Lightning pickup in response to exceptional customer demand  A collaboration with Redwood Materials for closed-loop battery recycling in the U.S.  Construction of Ford’s BEV manufacturing center in Germany, and at the company’s JV in Turkey to build E-Transit commercial vans for customers in Europe, and  Converting Ford’s transmission plant at Halewood on Merseyside in the United Kingdom to produce power units for all-electric passenger and commercial vehicles in Europe. Additionally, the company expects to rapidly scale the number of connected Ford and Lincoln vehicles on the road enabled for over-the-air software updates – from about one million to more than 33 million by 2028. “We believe the improving trajectory of our business and financial flexibility it’s creating will provide more than enough resources to fully fund the Ford+ plan, plus additional strategic opportunities that present themselves along the way,” said Lawler.

4 Ford’s board of directors voted to reinstate a regular quarterly dividend starting in Q4. The fourth-quarter dividend of 10 cents per share on outstanding common and Class B stock will be paid on Dec. 1 to shareholders of record at the close of business on Nov. 19. Outlook The underlying strength of Ford’s business, said Lawler, supports an increase in the company’s guidance for full-year 2021 adjusted EBIT to between $10.5 billion and $11.5 billion. Rivian, in which Ford holds an equity stake, has announced that it plans to conduct an initial public offering of shares in the company. In the event Rivian completes an IPO, Ford will record any gain on its investment in Rivian and subsequent adjustments as special items. Accordingly, Ford will recast its pre-IPO non-cash adjusted EBIT gain of about $900 million from the first quarter of 2021 as a special item. Ford’s expectations for fourth-quarter adjusted EBIT assume an increase in wholesale shipments from the third quarter, combined with a continued healthy mix of vehicles sold and net pricing, and continued strong, but sequentially somewhat lower, results from Ford Credit. There is no change in Ford’s guidance for full-year 2021 adjusted free cash flow of $4.0 billion to $5.0 billion. Lawler said Ford typically does not provide next-year financial guidance in October and won’t do so at this point for 2022. Directionally, he said, the company has momentum from and expects to build on its strong performance in 2021. External ambiguities for 2022 could include:  The interplay between semiconductor-related constraints and vehicle volumes and pricing, which are expected to remain dynamic  Likely inflationary effects on direct and indirect costs, including for materials and freight; for example, commodity costs are expected to be up $3 billion to $3.5 billion for full-year 2021, and could increase another $1.5 billion in 2022, and  Strong auction values being moderated by lower lease-end return rates and smaller vehicle inventories, implying lower results – though another solid year – from Ford Credit. “What’s certain is that we’re going to keep investing smartly and heavily in Ford+ – customer- facing technology and always-on relationships, connectivity, and EVs – on top of a foundation that’s broad and deep,” said Lawler. “We believe the long-term value creation from these investments will be substantial.” Ford plans to provide financial guidance for 2022 when it reports fourth-quarter and full-year 2021 financial results on Feb. 3. # # # About Ford Motor Company Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, that is committed to helping build a better world, where every person is free to move and pursue their dreams. The company’s Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for and deepen the loyalty of those customers. Ford designs, manufactures, markets and services a full line of connected, increasingly electrified passenger and commercial vehicles: Ford trucks, utility vehicles, vans and cars, and Lincoln luxury vehicles. The company is pursuing leadership positions in electrification, connected vehicle services and mobility solutions, including self-driving technology, and provides financial services through Ford Motor Credit Company. Ford employs about 184,000 people worldwide. More information about the company, its products and Ford Motor Credit Company is available at corporate.ford.com.

Contacts:

Media	Equity Investment Community	Fixed Income Investment Community	Shareholder Inquiries
T.R. Reid	Lynn Antipas Tyson	Karen Rocoff	1.800.555.5259 or
1.313.319.6683	1.914.485.1150	1.313.621.0965	1.313.845.8540
treid22@ford.com	ltyson4@ford.com	krocoff@ford.com	stockinf@ford.com

Conference Call Details

Ford Motor Company (NYSE: F) and Ford Motor Credit Company released their 2021 third-quarter financial results at 4:05 p.m. ET on Wednesday, Oct. 27. Following the release, Jim Farley, Ford president and chief executive officer; John Lawler, Ford chief financial officer; and Marion Harris, CEO, Ford Motor Credit, will host a conference call at 5:00 p.m. ET to discuss the results. The presentation and supporting materials will be available at shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on the call.

Ford Third-Quarter Earnings Call: Wednesday, Oct. 27, at 5:00 p.m. ET
Toll-Free: 877.870.8664
International: +1.970.297.2423
Passcode: Ford Earnings
Web: shareholder.ford.com

Replay
Available after 8:00 p.m. ET on Oct. 27 and through Nov. 3
Web: shareholder.ford.com
Toll-Free: 855.859.2056
International: +1.404.537.3406
Conference ID: 7768099

The following applies to the information throughout this release:

- See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as "adjusted" to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles ("GAAP").
- Wholesale unit and production volumes include Ford and Lincoln brand vehicles produced and sold by Ford or our unconsolidated affiliates and Jiangling Motors Corporation ("JMC") brand vehicles produced and sold in China by our unconsolidated affiliate. Revenue does not include vehicles produced and sold by our unconsolidated affiliates. See materials supporting the Oct. 27, 2021, conference call at shareholder.ford.com for further discussion of wholesale unit volumes.

5

6 Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:  Ford and Ford Credit’s financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19;  Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule, and a shortage of key components, such as semiconductors, can disrupt Ford’s production of vehicles;  Ford’s long-term competitiveness depends on the successful execution of its Plan;  Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs;  Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or new business strategies;  Operational systems, security systems, and vehicles could be affected by cyber incidents and other disruptions;  Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor issues, natural or man-made disasters, financial distress, production difficulties, or other factors;  Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints;  Ford’s ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness;  Ford’s new and existing products and mobility services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and mobility industries;  Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States;  With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including tariffs;  Industry sales volume in any of Ford’s key markets can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event;  Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors;  Fluctuations in commodity prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments can have a significant effect on results;  Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;  Ford’s receipt of government incentives could be subject to reduction, termination, or clawback;  Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;  Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed;

7  Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition;  Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise;  Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, autonomous vehicle, and other regulations;  Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and  Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

8 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended September 30, 2020 2021 First Nine Months (unaudited) Cash flows from operating activ ities Net income/(loss) $ 1,515 $ 5,637 Depreciation and tooling amortization 6,670 5,478 Other amortization (938) (1,034) Increase/(Decrease) in provision for credit and insurance losses 866 (250) Pension and other postretirement employee benefits (“OPEB”) expense/(income) (454) (1,115) Equity investment dividends received in excess of (earnings)/losses 132 95 Foreign currency adjustments (216) 348 Net unrealized (gain)/loss on Other Investments 7 (926) Net (gain)/loss on changes in investments in affil iates (3,483) (354) Stock compensation 170 262 Provision for deferred income taxes 978 652 Decrease/(Increase) in finance receivables (wholesale and other) 11,006 8,508 Decrease/(Increase) in accounts receivable and other assets 74 (1,329) Decrease/(Increase) in inventory (202) (3,129) Increase/(Decrease) in accounts payable and accrued and other l iabilities 3,858 (511) Other (253) (76) Net cash provided by/(used in) operating activities 19,730 12,256 Cash flows from inv esting activities Capital spending (4,211) (4,455) Acquisitions of finance receivables and operating leases (43,473) (34,693) Collections of finance receivables and operating leases 36,536 39,440 Proceeds from sale of business 1,340 145 Purchases of marketable securities and other investments (27,401) (23,243) Sales and maturities of marketable securities and other investments 24,402 28,439 Settlements of derivatives (407) (244) Other 344 (381) Net cash provided by/(used in) investing activities (12,870) 5,008 Cash flows from financing activ ities Cash payments for dividends and dividend equivalents (596) (3) Purchases of common stock — — Net changes in short-term debt (2,815) 1,568 Proceeds from issuance of long-term debt 54,325 19,300 Principal payments on long-term debt (50,641) (36,122) Other (242) (163) Net cash provided by/(used in) financing activities 31 (15,420) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (160) (155) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ 6,731 $ 1,689 Cash, cash equiv alents, and restricted cash at beginning of period $ 17,741 $ 25,935 Net increase/(decrease) in cash, cash equivalents, and restricted cash 6,731 1,689 Cash, cash equiv alents, and restricted cash at end of period $ 24,472 $ 27,624

9 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the periods ended September 30, 2020 2021 2020 2021 Third Quarter First Nine Months (unaudited) Rev enues Automotive $ 34,710 $ 33,211 $ 82,677 $ 90,893 Ford Credit 2,774 2,434 8,480 7,700 Mobility 17 38 35 70 Total revenues 37,501 35,683 91,192 98,663 Costs and expenses Cost of sales 31,223 30,057 79,677 82,258 Selling, administrative, and other expenses 2,266 2,947 6,663 8,667 Ford Credit interest, operating, and other expenses 1,661 1,337 6,818 3,954 Total costs and expenses 35,150 34,341 93,158 94,879 Operating income/(loss) 2,351 1,342 (1,966) 3,784 Interest expense on Company debt excluding Ford Credit 498 439 1,175 1,365 Other income/(loss), net 845 852 5,843 3,883 Equity in net income/(loss) of affi l iated companies 58 130 (8) 260 Income/(Loss) before income taxes 2,756 1,885 2,694 6,562 Provision for/(Benefit from) income taxes 366 63 1,179 925 Net income/(loss) 2,390 1,822 1,515 5,637 Less: Income/(Loss) attributable to noncontrolling interests 5 (10) 6 (18) Net income/(loss) attributable to Ford Motor Company $ 2,385 $ 1,832 $ 1,509 $ 5,655 EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ 0.60 $ 0.46 $ 0.38 $ 1.42 Diluted income/(loss) 0.60 0.45 0.38 1.40 Weighted-av erage shares used in computation of earnings/(loss) per share Basic shares 3,976 3,995 3,971 3,989 Diluted shares 4,005 4,036 3,997 4,027

10 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2020 September 30, 2021 (unaudited) ASSETS Cash and cash equivalents $ 25,243 $ 27,429 Marketable securities 24,718 18,997 Ford Credit finance receivables, net of allowance for credit losses of $394 and $303 42,401 32,600 Trade and other receivables, less allowances of $84 and $46 9,993 10,851 Inventories 10,808 13,508 Other assets 3,581 3,583 Total current assets 116,744 106,968 Ford Credit finance receivables, net of allowance for credit losses of $911 and $681 55,277 50,839 Net investment in operating leases 27,951 26,740 Net property 37,083 36,597 Equity in net assets of affi l iated companies 4,901 4,628 Deferred income taxes 12,423 11,891 Other assets 12,882 15,014 Total assets $ 267,261 $ 252,677 LIABILITIES Payables $ 22,204 $ 22,923 Other l iabilities and deferred revenue 23,645 18,787 Debt payable within one year Company excluding Ford Credit 1,374 1,849 Ford Credit 49,969 45,474 Total current liabilities 97,192 89,033 Other l iabilities and deferred revenue 28,379 28,808 Long-term debt Company excluding Ford Credit 22,633 23,767 Ford Credit 87,708 73,482 Deferred income taxes 538 883 Total liabilities 236,450 215,973 EQUITY Common Stock, par value $0.01 per share (4,042 million shares issued of 6 bil l ion authorized) 40 40 Class B Stock, par value $0.01 per share (71 million shares issued of 530 mill ion authorized) 1 1 Capital in excess of par value of stock 22,290 22,477 Retained earnings 18,243 23,894 Accumulated other comprehensive income/(loss) (8,294) (8,245) Treasury stock (1,590) (1,574) Total equity attributable to Ford Motor Company 30,690 36,593 Equity attributable to noncontrolling interests 121 111 Total equity 30,811 36,704 Total liabilities and equity $ 267,261 $ 252,677

SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Automotive and Mobility reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the period ended September 30, 2021			
	First Nine Months			
Cash flows from operating activities	Company excluding Ford Credit	Ford Credit	Eliminations	Consolidated
Net income	$ 2,161	$ 3,476	$ —	$ 5,637
Depreciation and tooling amortization	4,247	1,231	—	5,478
Other amortization	103	(1,137)	—	(1,034)
Increase/(Decrease) in provision for credit and insurance losses	1	(251)	—	(250)
Pension and OPEB expense/(income)	(1,115)	—	—	(1,115)
Equity investment dividends received in excess of (earnings)/losses	106	(11)	—	95
Foreign currency adjustments	261	87	—	348
Net unrealized (gain)/loss on Other Investments	(926)	—	—	(926)
Net (gain)/loss on changes in investments in affiliates	(353)	(1)	—	(354)
Stock compensation	255	7	—	262
Provision for deferred income taxes	667	(15)	—	652
Decrease/(Increase) in finance receivables (wholesale and other)	—	8,508	—	8,508
Decrease/(Increase) in intersegment receivables/payables	(830)	830	—	—
Decrease/(Increase) in accounts receivable and other assets	(1,545)	216	—	(1,329)
Decrease/(Increase) in inventory	(3,129)	—	—	(3,129)
Increase/(Decrease) in accounts payable and accrued and other liabilities	(264)	(247)	—	(511)
Other	(28)	(48)	—	(76)
Interest supplements and residual value support to Ford Credit	(1,650)	1,650	—	—
Net cash provided by/(used in) operating activities	$ (2,039)	$ 14,295	$ —	12,256

Cash flows from investing activities	Company excluding Ford Credit	Ford Credit	Eliminations	Consolidated
Capital spending	$ (4,424)	$ (31)	$ —	$ (4,455)
Acquisitions of finance receivables and operating leases	—	(34,693)	—	(34,693)
Collections of finance receivables and operating leases	—	39,440	—	39,440
Proceeds from sale of business	145	—	—	145
Purchases of marketable and other investments	(16,100)	(7,143)	—	(23,243)
Sales and maturities of marketable securities and other investments	18,499	9,940	—	28,439
Settlements of derivatives	(200)	(44)	—	(244)
Other	(381)	—	—	(381)
Investing activity (to)/from other segments	6,500	(21)	(6,479)	—
Net cash provided by/(used in) investing activities	$ 4,039	$ 7,448	$ (6,479)	$ 5,008

Cash flows from financing activities	Company excluding Ford Credit	Ford Credit	Eliminations	Consolidated
Cash payments for dividends and dividend equivalents	$ (3)	$ —	$ —	$ (3)
Purchases of common stock	—	—	—	—
Net changes in short-term debt	(144)	1,712	—	1,568
Proceeds from issuance of long-term debt	2,300	17,000	—	19,300
Principal payments on long-term debt	(393)	(35,729)	—	(36,122)
Other	(110)	(53)	—	(163)
Financing activity to/(from) other segments	21	(6,500)	6,479	—
Net cash provided by/(used in) financing activities	$ 1,671	$ (23,570)	$ 6,479	$ (15,420)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ (78)	$ (77)	$ —	$ (155)

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Selected Income Statement Information. The following table provides supplemental income statement information (in millions):

	For the period ended September 30, 2021		
	Third Quarter		
	Company excluding Ford Credit	Ford Credit	Consolidated
Revenues	$ 33,249	$ 2,434	$ 35,683
Total costs and expenses	33,004	1,337	34,341
Operating income/(loss)	245	1,097	1,342
Interest expense on Company debt excluding Ford Credit	439	—	439
Other income/(loss), net	881	(29)	852
Equity in net income/(loss) of affiliated companies	121	9	130
Income/(Loss) before income taxes	808	1,077	1,885
Provision for/(Benefit from) income taxes	(34)	97	63
Net income/(loss)	842	980	1,822
Less: Income/(Loss) attributable to noncontrolling interests	(10)	—	(10)
Net income/(loss) attributable to Ford Motor Company	$ 852	$ 980	$ 1,832

	For the period ended September 30, 2021		
	First Nine Months		
	Company excluding Ford Credit	Ford Credit	Consolidated
Revenues	$ 90,963	$ 7,700	$ 98,663
Total costs and expenses	90,925	3,954	94,879
Operating income/(loss)	38	3,746	3,784
Interest expense on Company debt excluding Ford Credit	1,365	—	1,365
Other income/(loss), net	3,990	(107)	3,883
Equity in net income/(loss) of affiliated companies	237	23	260
Income/(Loss) before income taxes	2,900	3,662	6,562
Provision for/(Benefit from) income taxes	739	186	925
Net income/(loss)	2,161	3,476	5,637
Less: Income/(Loss) attributable to noncontrolling interests	(18)	—	(18)
Net income/(loss) attributable to Ford Motor Company	$ 2,179	$ 3,476	$ 5,655

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Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions):

	September 30, 2021			
Assets	Company excluding Ford Credit	Ford Credit	Eliminations	Consolidated
Cash and cash equivalents	$ 14,466	$ 12,963	$ —	$ 27,429
Marketable securities	16,951	2,046	—	18,997
Ford Credit finance receivables, net	—	32,600	—	32,600
Trade and other receivables, net	4,040	6,811	—	10,851
Inventories	13,508	—	—	13,508
Other assets	2,470	1,113	—	3,583
Receivable from other segments	107	1,038	(1,145)	—
Total current assets	51,542	56,571	(1,145)	106,968
Ford Credit finance receivables, net	—	50,839	—	50,839
Net investment in operating leases	1,281	25,459	—	26,740
Net property	36,377	220	—	36,597
Equity in net assets of affiliated companies	4,490	138	—	4,628
Deferred income taxes	11,707	177	7	11,891
Other assets	13,060	1,954	—	15,014
Receivable from other segments	—	27	(27)	—
Total assets	$ 118,457	$ 135,385	$ (1,165)	$ 252,677

Liabilities	Company excluding Ford Credit	Ford Credit	Eliminations	Consolidated
Payables	$ 21,851	$ 1,072	$ —	$ 22,923
Other liabilities and deferred revenue	17,543	1,244	—	18,787
Debt payable within one year	1,849	45,474	—	47,323
Payable to other segments	1,145	—	(1,145)	—
Total current liabilities	42,388	47,790	(1,145)	89,033
Other liabilities and deferred revenue	27,566	1,242	—	28,808
Long-term debt	23,767	73,482	—	97,249
Deferred income taxes	374	502	7	883
Payable to other segments	27	—	(27)	—
Total liabilities	$ 94,122	$ 123,016	$ (1,165)	$ 215,973

13

Non-GAAP Financial Measures That Supplement GAAP Measures

We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over-period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted.

- Company Adjusted EBIT (Most Comparable GAAP Measure: Net Income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. Our management ordinarily excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant personnel expenses, dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses.
- Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting.
- Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company's diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of the underlying run rate of our business. When we provide guidance for adjusted earnings / (loss) per share, we do not provide guidance on an earnings / (loss) per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses.
- Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company's tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses.
- Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company's operating cash flow excluding Ford Credit's operating cash flows. The measure contains elements management considers operating activities, including Automotive and Mobility capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, global redesign (including separations), and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management's assessment of the Company's operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities.
- Adjusted ROIC – Calculated as the sum of adjusted net operating profit / (loss) after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company's after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit / (loss) after-cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension / OPEB liability.

Note: Calculated results may not sum due to rounding

14

15 Net Income / (Loss) Reconciliation To Adjusted EBIT ($M) Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share Memo: 2020 2021 2020 2021 FY 2020 Net income / (loss) attributable to Ford (GAAP) 2,385$ 1,832$ 1,509$ 5,655$ (1,279)$ Income / (Loss) attributable to non-controlling interests 5 (10) 6 (18) 3 Net income / (loss) 2,390$ 1,822$ 1,515$ 5,637$ (1,276)$ Less: (Provision for) / Benefit from income taxes (366) (63) (1,179) (925) (160) Income / (Loss) before income taxes 2,756$ 1,885$ 2,694$ 6,562$ (1,116)$ Less: Special items pre-tax (390) (669) 2,803 (964) (2,246) Income / (Loss) before special items pre-tax 3,146$ 2,554$ (109)$ 7,526$ 1,130$ Less: Interest on debt (498) (439) (1,175) (1,365) (1,649) Adjusted EBIT (Non-GAAP) 3,644$ 2,993$ 1,066$ 8,891$ 2,779$ Memo: Revenue ($B) 37.5$ 35.7$ 91.2$ 98.7$ 127.1$ Net income / (loss) margin (GAAP) (%) 6.4% 5.1% 1.7% 5.7% (1.0)% Adjusted EBIT margin (%) 9.7% 8.4% 1.2% 9.0% 2.2% Third Quarter Year-To-Date 2020 2021 2020 2021 Diluted After-Tax Results ($M) Diluted after-tax results (GAAP) 2,385$ 1,832$ 1,509$ 5,655$ Less: Impact of pre-tax and tax special items (231) (209) 1,220 (461) Adjusted net income - diluted (Non-GAAP) 2,616$ 2,041$ 289$ 6,116$ Basic and Diluted Shares (M) Basic shares (average shares outstanding) 3,976 3,995 3,971 3,989 Net dilutive options, unvested restricted stock units, and unvested restricted stock shares 29 41 26 38 Diluted shares 4,005 4,036 3,997 4,027 Earnings / (Loss) per share - diluted (GAAP) 0.60$ 0.45$ 0.38$ 1.40$ Less: Net impact of adjustments (0.05) (0.06) 0.31 (0.12) Adjusted earnings per share - diluted (Non-GAAP) 0.65$ 0.51$ 0.07$ 1.52$ Third Quarter Year-To-Date

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2021 Q3	2021 Year-To-Date	Memo: Full Year 2020
Pre-Tax Results ($M)			
Income / (Loss) before income taxes (GAAP)	$ 1,885	$ 6,562	$ (1,116)
Less: Impact of special items	(669)	(964)	(2,246)
Adjusted earnings before taxes (Non-GAAP)	$ 2,554	$ 7,526	$ 1,130
Taxes ($M)			
(Provision for) / Benefit from income taxes (GAAP)	$ (63)	$ (925)	$ (160)
Less: Impact of special items	460	503	(670) *
Adjusted (provision for) / benefit from income taxes (Non-GAAP)	$ (523)	$ (1,428)	$ 510
Tax Rate (%)			
Effective tax rate (GAAP)	3.3%	14.1%	(14.3)%
Adjusted effective tax rate (Non-GAAP)	20.5%	19.0%	(45.1)%

* Full Year 2020 includes $(1.3)B expense related to the establishment of valuation allowances against primarily U.S. tax credits

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Year-To-Date 2020	Year-To-Date 2021
Net cash provided by / (used in) operating activities (GAAP)	$ (473)	$ 9,115	$11,088	$ 4,539	$ 4,492	$ 756	$ 7,008	$19,730	$ 12,256
Less: Items Not Included in Company Adjusted Free Cash Flows									
Ford Credit operating cash flows	201	13,964	4,417	3,010	4,998	9,638	(341)	18,582	14,295
Funded pension contributions	(175)	(107)	(147)	(141)	(229)	(164)	(209)	(429)	(602)
Global Redesign (including separations)	(172)	(99)	(105)	(127)	(345)	(970)	(293)	(376)	(1,608)
Ford Credit tax payments / (refunds) under tax sharing agreement	407	18	44	8	4	-	-	469	4
Other, net	(15)	(178)	(431)	(214)	77	(260)	4	(624)	(179)
Add: Items Included in Company Adjusted Free Cash Flows									
Automotive and Mobility capital spending	(1,770)	(1,165)	(1,247)	(1,520)	(1,358)	(1,504)	(1,562)	(4,182)	(4,424)
Ford Credit distributions	343	826	831	1,290	1,000	4,000	1,500	2,000	6,500
Settlement of derivatives	(28)	64	(336)	129	(25)	(133)	(42)	(300)	(200)
Company adjusted free cash flow (Non-GAAP)	$ (2,174)	$ (4,758)	$ 6,558	$ 1,902	$ (396)	$ (5,125)	$ 7,743	$ (374)	$ 2,222

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17 Adjusted ROIC ($B) Four Quarters Four Quarters Ending Q3 2020 Ending Q3 2021 Adjusted Net Operating Profit / (Loss) After Cash Tax Net income / (loss) attributable to Ford (0.2)$ 2.9$ Add: Non-controlling interest 0.0 (0.0) Less: Income tax (0.4) 0.1 Add: Cash tax (0.3) (0.6) Less: Interest on debt (1.4) (1.8) Less: Total pension / OPEB income / (cost) (1.8) (0.4) Add: Pension / OPEB service costs (1.1) (1.1) Net operating profit / (loss) after cash tax 2.0$ 3.2$ Less: Special items (excl. pension / OPEB) pre-tax 2.3 (4.6) Adj. net operating profit / (loss) after cash tax (0.3)$ 7.8$ Invested Capital Equity 33.2$ 36.7$ Redeemable non-controlling interest - - Debt (excl. Ford Credit) 24.2 25.6 Net pension and OPEB liability 11.9 10.6 Invested capital (end of period) 69.2$ 73.0$ Average invested capital 69.4$ 70.9$ ROIC* 2.9% 4.6% Adjusted ROIC (Non-GAAP)** (0.4)% 11.0% * Calculated as the sum of net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters ** Calculated as the sum of adjusted net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

Special Items ($B)

	Third Quarter 2020	Third Quarter 2021	Year-To-Date 2020	Year-To-Date 2021
Global Redesign				
South America	$ (0.1)	$ (0.2)	$ (0.1)	$ (0.7)
Europe	(0.2)	(0.1)	(0.4)	(0.3)
Russia	0.0	0.0	0.0	0.0
China (including Taiwan)	(0.0)	(0.0)	(0.0)	0.2
India	(0.0)	(0.4)	(0.0)	(0.4)
Separations and Other (not included above)	-	(0.0)	(0.0)	(0.0)
Subtotal Global Redesign	$ (0.3)	$ (0.7)	$ (0.5)	$ (1.3)
Other Items				
NA Hourly Buy-Outs	$ (0.0)	$ -	$ (0.2)	$ (0.0)
Gain on transaction with Argo AI	-	-	3.5	-
Transit Connect Customs Ruling	(0.0)	-	(0.0)	-
Subtotal Other Items	$ (0.0)	$ -	$ 3.2	$ (0.0)
Pension and OPEB Gain / (Loss)				
Pension and OPEB remeasurement	$ (0.1)	$ 0.0	$ 0.1	$ 0.4
Pension Settlements & Curtailments	(0.0)	(0.0)	(0.0)	(0.1)
Subtotal Pension and OPEB Gain / (Loss)	$ (0.1)	$ 0.0	$ 0.1	$ 0.3
Total EBIT Special Items	$ (0.4)	$ (0.7)	$ 2.8	$ (1.0)
Cash Effects of Global Redesign (Incl. separations)	$ (0.1)	$ (0.3)	$ (0.4)	$ (1.6)

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19 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the periods ended September 30, 2020 2021 2020 2021 Third Quarter First Nine Months (unaudited) Financing rev enue Operating leases $ 1,407 $ 1,285 $ 4,267 $ 4,032 Retail financing 1,008 955 2,925 2,949 Dealer financing 345 148 1,171 621 Other financing 22 9 71 36 Total financing revenue 2,782 2,397 8,434 7,638 Depreciation on vehicles subject to operating leases (537) (441) (2,579) (1,200) Interest expense (792) (668) (2,615) (2,152) Net financing margin 1,453 1,288 3,240 4,286 Other rev enue Insurance premiums earned 32 15 113 59 Fee based revenue and other 41 61 133 134 Total financing margin and other revenue 1,526 1,364 3,486 4,479 Expenses Operating expenses 311 323 978 988 Provision for credit losses 86 (59) 765 (265) Insurance expenses 16 5 82 14 Total expenses 413 269 1,825 737 Other income / (loss), net 10 (18) 35 (80) Income before income taxes 1,123 1,077 1,696 3,662 Provision for / (Benefit from) income taxes 82 97 185 186 Net income $ 1,041 $ 980 $ 1,511 $ 3,476

20 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2020 September 30, 2021 (unaudited) ASSETS Cash and cash equivalents $ 14,349 $ 12,963 Marketable securities 4,860 2,046 Finance receivables, net Retail installment contracts, dealer financing, and other financing 97,043 83,705 Finance leases 8,027 7,299 Total finance receivables, net of allowance for credit losses of $1,305 and $984 105,070 91,004 Net investment in operating leases 26,655 25,459 Notes and accounts receivable from affi liated companies 853 519 Derivative financial instruments 2,601 1,479 Assets held-for-sale 36 27 Other assets 3,705 2,571 Total assets $ 158,129 $ 136,068 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 1,087 $ 1,089 Affil iated companies 490 576 Total accounts payable 1,577 1,665 Debt 137,677 118,956 Deferred income taxes 504 502 Derivative financial instruments 524 454 Other l iabilities and deferred revenue 2,280 2,120 Total liabilities 142,562 123,697 SHAREHOLDER’S INTEREST Shareholder’s interest 5,227 5,227 Accumulated other comprehensive income / (loss) (478) (650) Retained earnings 10,818 7,794 Total shareholder’s interest 15,567 12,371 Total liabilities and shareholder’s interest $ 158,129 $ 136,068

21 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended September 30, 2020 2021 First Nine Months (unaudited) Cash flows from operating activ ities Net income $ 1,511 $ 3,476 Adjustments to reconcile net income to net cash provided in operations Increase / (Decrease) in provision for credit losses 765 (265) Depreciation and amortization 3,150 1,752 Amortization of upfront interest supplements (1,634) (1,716) Net change in finance and wholesale receivables held-for-sale (74) — Net change in deferred income taxes 98 (15) Net change in other assets (313) 558 Net change in other l iabilities (299) (43) All other operating activities 118 119 Net cash provided by / (used in) operating activities 3,322 3,866 Cash flows from inv esting activities Purchases of finance receivables (32,145) (25,076) Principal collections of finance receivables 30,006 31,378 Purchases of operating lease vehicles (8,523) (8,367) Proceeds from termination of operating lease vehicles 7,227 8,716 Net change in wholesale receivables and other short-duration receivables 11,758 8,525 Proceeds from sale of business 1,340 — Purchases of marketable securities (6,957) (7,143) Proceeds from sales and maturities of marketable securities 6,029 9,940 Settlements of derivatives (107) (44) All other investing activities 81 (53) Net cash provided by / (used in) investing activities 8,709 17,876 Cash flows from financing activ ities Proceeds from issuances of long-term debt 30,168 17,000 Principal payments on long-term debt (34,807) (35,729) Change in short-term debt, net (3,331) 1,712 Cash distributions to parent (2,000) (6,500) All other financing activities (79) (52) Net cash provided by / (used in) financing activities (10,049) (23,569) Effect of exchange rate changes on cash, cash equivalents and restricted cash 2 (77) Net increase / (decrease) in cash, cash equivalents and restricted cash $ 1,984 $ (1,904) Cash, cash equiv alents and restricted cash at beginning of period $ 9,268 $ 14,996 Net increase / (decrease) in cash, cash equivalents and restricted cash 1,984 (1,904) Cash, cash equiv alents and restricted cash at end of period $ 11,252 $ 13,092